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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-61853, 333-51790, 333-31548, 333-63802, 333-100727, 333-109179) and in the Registration Statements on Form S-8 (File Nos. 33-58359, 33-60437, 333-10003, 333-33249, 333-83677, 333-51906, 33-30007, 33-68208, 333-33265, 333-10005, 333-33251, 333-83669, 333-33291, 33-21241, 333-55126, 333-42371, 333-81275, 333-87967, 333-81277, 333-83673, 333-64103, 333-83681, 333-51872, 333-52202, 333-66130, 333-70310, 333-76762, 333-76766, 333-76768, 333-76770, 333-100722, 333-90514, 333-90512, 333-90510, 333-64095, 333-106691, 333-106692) of Genzyme Corporation, of our report dated February 7, 2003, except for Note T, as to which the date is March 28, 2003 and except for Notes A, I, and R, as to which the date is December 2, 2003, relating to the consolidated financial statements of Genzyme Corporation, which appears in this Current Report on Form 8-K.

Boston, Massachusetts
December 2, 2003

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  EXHIBIT 23
CONSENT OF INDEPENDENT ACCOUNTANTS